Exhibit 99.1

For Immediate Release

Contact: Andrew Fisher

(202) 483-7000

Afisher@unither.com

UNITED THERAPEUTICS RECEIVES SUBPOENA
FROM OFFICE OF INSPECTOR GENERAL

Silver Spring, MD, December 9, 2013:  United Therapeutics Corporation (NASDAQ: UTHR) announced today that it has received a subpoena from the Office of the Inspector General of the Department of Health and Human Services reflecting an investigation by the United States Department of Justice, principally represented by the United States Attorney’s Office in Baltimore. The subpoena requests documents regarding Remodulin® (treprostinil) Injection, Tyvaso® (treprostinil) Inhalation Solution and Adcirca® (tadalafil) Tablets, including the company’s marketing practices relating to these products. The company intends to cooperate with the investigation.

About United Therapeutics

United Therapeutics Corporation is a biotechnology company focused on the development and commercialization of unique products to address the unmet medical needs of patients with chronic and life-threatening conditions.

Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties, such as those described in our periodic reports filed with the Securities and Exchange Commission, that could cause actual results to differ materially from anticipated results.  Consequently, such forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.  We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We are providing this information as of December 9, 2013, and assume no obligation to update or revise the information contained in this press release whether as a result of new information, future events or any other reason. [uthr-g]

REMODULIN and TYVASO are registered trademarks of United Therapeutics Corporation.

ADCIRCA is a registered trademark of Eli Lilly and Company.